Exhibit 23.1


                          INDEPENDENT AUDITOR'S CONSENT


       We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement of WaveRider Communications Inc. on Form S-2 of our report, dated February 7, 2004, included in the Annual Report on Form 10-KSB of WaveRider Communications Inc. for the year ended December 31, 2003.


       We also consent to the reference to our Firm under the captions "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ Wolf & Company, P.C.
Boston, Massachusetts
May 26, 2004